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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


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                           FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12 (b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

             CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
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      (Exact name of registrant as specified in its charter)

       Maryland                                   23-2298698
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(State of incorporation or organization)     (IRS Employer ID No.)

  1111 South Paca Street
    Baltimore, Maryland                           21230-2591
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(Address of principal executive offices)          (Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

                   None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c) (1), please
check the following box.  [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c) (2), please check the following box.

Securities to be registered pursuant to Section 12 (g) of the Act:

      Class A Common Stock, par value $.01 per share
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                    (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
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    A description of the Class A Common Stock is contained in the
Registrant's Registration Statement on Form S-2 (No. 333-25903) (the "Registration Statement"), filed on April 25, 1997, as amended by Amendment No. 1 to the Registration Statement, filed on May 19, 1997, under the caption "Description of Capital Stock" and such description is herein incorporated by reference.

Item 2.  Exhibits
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1        Articles of Restatement of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2 Bylaws of the Registrant (incorporated by reference to Exhibit 3 (b) of the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1994).

3 Specimen of Class A Common Stock Certificate (incorporated by reference to Exhibit 4 (b) to the Registrant's Registration Statement on Form S-18 (No. 33-17655)).

                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                   CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                   By  /s/ John T. Janssen
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                       Name:    John T. Janssen
                       Title:   Chief Financial Officer
                       Date:    May 22, 1997

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